UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2016

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 2, 2016, GTT Communications, Inc., a Delaware corporation (the “Company”), announced that it intends to offer $300 million aggregate principal amount of senior notes due 2024 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016, the Company intends to use the net proceeds from the offering to partially finance its previously announced acquisition of Hibernia NGS Limited and its subsidiaries (the “Acquisition”), to repay certain existing indebtedness, to pay various fees and expenses incurred in connection with the Acquisition and related financing transactions, and for general corporate purposes.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the risk factors relating to the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference and a copy of the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hibernia NGS Limited for the years ended December 31, 2013, 2014 and 2015 and for the nine months ended September 30, 2016 and 2015 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The disclosure above and the exhibits hereto contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the proposed offering and the Acquisition, the anticipated use of proceeds of the offering and expectations regarding the size and timing of the offering. There can be no assurance that the offering or the Acquisition will be consummated. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. The Company undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Risk Factors Related to the Acquisition.
99.2

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hibernia NGS Limited for the years ended December 31, 2013, 2014 and 2015 and for the nine months ended September 30, 2016 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTT COMMUNICATIONS, INC.

	By:	/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer

Date: December 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Risk Factors Related to the Acquisition.
99.2

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hibernia NGS Limited for the years ended December 31, 2013, 2014 and 2015 and for the nine months ended September 30, 2016 and 2015.